Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements No. 333-17691, No. 333-03459, No. 333-75307, No. 333-63128, No. 333-123813, No. 333-134162, No. 333-140848 and No. 333-167602 on Form S-8 of our reports dated February 22, 2011, relating to the financial statements and financial statement schedule of Graco Inc. and Subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Graco Inc. and Subsidiaries for the year ended December 31, 2010.
DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 22, 2011

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